Exhibit 99.2
September 8, 2006
Mr. Travis E. Baugh
MicroMed Cardiovascular, Inc.
8965 Interchange Dr.
Houston, TX 77054
Dear Travis
Please accept this as my official resignation as a director of MicroMed Cardiovascular, Inc., effective on this date.
My resignation is for personal reasons and I had no disagreements with the Company on any matter relating to the Company’s operations, policies or practices.
Sincerely,
Paul M. Frison
President & CEO

PMF: ka